SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report: August 1, 2003 (Date of earliest event reported)

FNB CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	000-24141	54-1791618
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

105 Arbor Drive

Christiansburg, Virginia 24068

(Address of principal executive offices including zip code)

540-382-4951

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Item 2.	Acquisition or Disposition of Assets

On August 1, 2003, Bedford Bancshares, Inc. (“Bedford”) and FNB Corporation (“FNB”) completed the merger of Bedford with and into FNB, pursuant to an Agreement and Plan of Merger dated March 20, 2003 (the “Merger Agreement”). Effective August 1, 2003, each issued and outstanding share of Bedford common stock, par value $ 0.10 per share, other than shares as to which dissenters’ rights were duly exercised, was converted into the right to receive merger consideration of cash (“Cash Consideration”) or shares of common stock, par value $5.00 per share, of FNB (“Stock Consideration”), or a combination of Cash Consideration and Stock Consideration, in each case as the holder thereof elects or is deemed to have elected, subject to limitations specified in the Merger Agreement. The election period ends August 13, 2003. The total merger consideration to be paid by FNB is approximately $50.0 million. The dollar amount of the Cash Consideration and exchange ratio for determining the Stock Consideration are calculated by a formula based on the average closing price of FNB common stock for the 30 consecutive full trading days ending ten calendar days before August 1, 2003.

FNB is financing the cash portion of the merger consideration paid to Bedford shareholders through internally generated cash and, to the extent necessary, through the issuance by FNB of up to $12,000,000 of subordinated debt securities issued in connection with a pooled offering of trust preferred securities by FNB and other financial institutions.

On June 25, 2003, the shareholders of FNB approved the Merger Agreement. The issuance of FNB common stock under the Merger Agreement was registered under the Securities Act of 1933 pursuant to FNB’s Registration Statement on Form S-4/A (Registration No. 333-104723), filed with the Securities and Exchange Commission.

As a result of the merger, Bedford’s wholly-owned subsidiary, Bedford Federal Savings Bank is a subsidiary of FNB.

Item 7.	Financial Statements and Exhibits

(a) Financial statements of business acquired.

The audited financial statements of Bedford Bancshares, Inc. as of September 30, 2002 and for the year then ended are incorporated herein by reference to the Annual Report on Form 10-KSB (Registration No. 000-24330) filed by Bedford on December 23, 2002. The unaudited financial statements of Bedford Bancshares, Inc. as of March 31, 2003 and for the six months then ended are incorporated herein by reference to the Quarterly Report on Form 10-QSB (Registration No. 000-24330) filed by Bedford on May 14, 2003.

(b) Pro forma financial information.

The pro forma information and explanatory notes required by Article 11 of Regulation S-X and this Item 7 are incorporated herein by reference to the Registration Statement on Form S-4/A (Registration No. 333-104723), filed by FNB.

(c) Exhibits.

2.1 Agreement and Plan of Merger between Bedford Bancshares, Inc. and FNB Corporation, dated March 20, 2003 (incorporated by reference to Appendix A of the Registration Statement on Form S-4/A (Registration No. 333-104723), filed by FNB)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FNB CORPORATION
(Registrant)

By:	/s/ PETER A. SEITZ
Peter A. Seitz
Executive Vice President and Chief Administrative Officer

Date: August 1, 2003

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

2.1	Agreement and Plan of Merger between Bedford Bancshares, Inc. and FNB Corporation, dated March 20, 2003 (incorporated by reference to Appendix A of the Registration Statement on Form S-4/A (Registration No. 333-104723), filed by FNB)